Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT made and entered into on this 27th day of August, 2024, and effective as of the 1st day of January 2024 (the “Effective Date”) by and William P. Stafford, II, hereinafter referred to as “Executive” and FIRST COMMUNITY BANKSHARES, INC., hereinafter referred to as “the Corporation.”

W I T N E S S E T H

WHEREAS, the Corporation is a bank holding company which wholly owns the subsidiary bank, First Community Bank (the “Bank”) and other Affiliates (defined below);

WHEREAS, Executive is currently employed as the Corporation’s Chief Executive Officer.

WHEREAS, the Board of Directors of the Corporation (the “Board”) recognizes the significant contributions which Executive has made to the Corporation during Executive’s tenure and believes it to be in the best interests of the Corporation to provide for stability in its senior management; and

WHEREAS, this Agreement amends, restates, supersedes, and replaces all employment and/or similar agreements previously executed between Executive and the Corporation, the Bank and/or any Affiliate.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth and the benefits that have and will accrue to Executive from continued employment with the Corporation, as well as the payment of $300, Executive and the Corporation agree to the following terms of employment as follows:

1.    Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement.

(a)         Affiliate. “Affiliate” means all Persons and Entities, directly or indirectly controlling, controlled by, or under common ownership with the Corporation or the Bank where control is by management authority, equity ownership, contract or otherwise.

(b)         Cause. “Cause” means the termination of Executive’s employment by the Corporation prior to the expiration of the Term or any renewal term as a result of a finding by the Board (excluding Executive if Executive is a Board member) that any of the following have occurred: (i) Executive engaged in or directed others to engage in an act or omission, or series of actions or omissions, deemed to be fraudulent, dishonest or unlawful; (ii) Executive committed a knowing and material breach of this Agreement; (iii) Executive knowingly violated or directed others to violate one or more material corporate policies and/or procedures except when such violation or direction is consistent with the exercise of reasonable business judgment within Executive’s discretion; (iv) Executive knowingly violated or directed others to violate the Corporation’s Standards of Conduct or the Corporation’s, Bank’s or an Affiliate’s policies prohibiting discrimination, harassment and/or retaliation; (v) Executive engaged in, or directed others to engage in a criminal act (other than a minor traffic offense) or other willful misconduct determined to be substantially detrimental to the best interests of the Corporation, the Bank or an Affiliate; (vi) Executive breached a fiduciary duty owed to the Corporation, the Bank or an Affiliate; (vii) Executive is willfully insubordinate in failing to follow the directions of the Board; (viii) Executive grossly neglected the performance of Executive’s duties, or failed to perform assigned duties, and such failure was not cured within twenty-one (21) days after the Board or executive management provided written notice of the issue; (ix) Executive has demonstrated incompetence; or (x) Executive knowingly engaged in, or directed others to engage in conduct that resulted in, or that is reasonably likely to result in material harm to the Corporation, the Bank or an Affiliate, if such conduct became or were to become known to a regulatory or government agency or the public.

(c)         Change of Control. “Change of Control” means a “change in the ownership of the Corporation,” a “change in the effective control of the Corporation,” or a “change in the ownership of a substantial portion of the assets of the Corporation.”

A “change in the ownership of the Corporation” occurs on the date that any one Person, or more than one Person acting as a group, acquires ownership of stock of the Corporation that, together with stock already held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Corporation. However, if such Person or group owns more than 50% of the total fair market value or total voting power of the stock of the Corporation before a particular acquisition of stock, such acquisition shall not be considered to cause a “change in the ownership of the Corporation.”

A “change in the effective control of the Corporation” occurs when either (i) any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of stock of the Corporation possessing 30% or more of the total voting power of the stock of such Corporation; or (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board prior to the date of the appointment or election. To avoid any confusion, it shall not be deemed a change in effective control of the Corporation under Section (i) above if a Person (or group) already owns at least 30% of the voting power before acquiring additional stock of the Corporation.

A “change in the ownership of a substantial portion of the assets of the Corporation” occurs when one Person, or more than one Person acting as a group, acquires, during a 12-month period, assets that have a total gross fair market value of 40% or more of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition. An acquisition of assets shall not be considered a “change in the ownership of a substantial portion of the assets of the Corporation” if the assets acquired are purchased by (A) a shareholder of the Corporation in exchange for or with respect to Corporation stock; (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Corporation; (C) a Person, or more than one Person acting as a group, that owns, directly or indirectly, 50% or more of the total fair market value or voting power of all the outstanding stock of the Corporation; or (D) an entity, at least 50% of the total fair market value or voting power of which is owned, directly or indirectly, by a person who is a “related person” under applicable Treasury Regulations.

Notwithstanding anything to the contrary contained in this definition, whether an action or series of actions is deemed a Change of Control shall be determined consistent with and interpreted in accordance with Internal Revenue Code Section 409A and the regulations issued thereunder, including Treasury Regulation 1.409A-3.

(d)         Competing Financial Services Organization. “Competing Financial Services Organization” means an Entity unaffiliated with the Corporation that is engaged in any of the following businesses: depository accounts, consumer and/or commercial lending, residential and/or commercial mortgage lending, retail banking, wealth management, investment advisory services, trust services, or the sale of insurance products, if that Entity provides a service or product that is the same as or substantially similar to and competitive with a service or product being offered by the Corporation, the Bank or any Affiliate immediately prior to the Date of Termination or approved to be offered within ninety (90) days of the Date of Termination.

(e)         Competitive Service or Product. “Competitive Service or Product” means a service or product offered by a Competing Financial Services Organization that is the same as or substantially similar to and competitive with a service or product offered by the Corporation, the Bank or any Affiliate at the Date of Termination or approved to be offered within ninety (90) days of the Date of Termination.

(f)         Confidential Information. “Confidential Information” means all information (whether written, oral, electronically communicated, or otherwise communicated or stored), technical or financial data, materials, electronic and/or digital records or data, trade secrets, and/or know-how regarding the methods, means or operations of the Corporation, the Bank and/or any Affiliate that is not generally known or otherwise available to the public by lawful and proper means. Confidential Information also includes all information received from customers or those seeking services or products from the Bank or any Affiliate, along with the nature and/or terms of such services and/or products, and all information received by the Corporation, the Bank or an Affiliate from a third party in connection with possible or actual business transactions or agreements, regardless of the manner which such information is conveyed or stored. Confidential Information includes, but is not limited to, strategic plans; operational policies and procedures; financial models and forecasts; product or service plans, strategies or research; product information; services information; customer lists; market research, marketing plans and/or forecasts; capital plans and/or models; due diligence materials and related communications regarding potential transactions involving the Corporation, the Bank or any Affiliate; security systems and plans; drawings, photographs or other schematics relating to the facilities, equipment or operations of the Corporation, the Bank or any Affiliate; compilations and databases containing information about customers, prospects, business opportunities or marketing information, whether developed internally or by a third party for the Corporation, the Bank or any Affiliate; budget and/or financial information; tax information and/or returns; risk assessments; white papers; Customer account and/or other contact information; prospect lists and contact information; contract information and the terms of agreements with third party vendors who provide goods or services to the Corporation, the Bank or any Affiliate; loan or other product or service pricing information, models, costs, policies or profitability analysis; sales data and reports, sales records, sales and marketing techniques and programs; bids or lending proposals; incentive compensation plans; account information (including loan terms, expiration or renewal dates, fee schedules and commissions); communications with or from attorneys for the Corporation, the Bank or any Affiliate, as well as any email or text communications, correspondence, memoranda, spreadsheets or reports from or to, and all information and materials gathered by or at the request of legal counsel for the Corporation, the Bank or any Affiliate; software, computer systems, access codes, passwords, databases, source codes and other digital information; inventions; digital model; processes, formulas, designs, drawings or engineering information; hardware configuration, cybersecurity protocols and all other measures taken to secure and protect the financial or other business systems and related information of the Corporation, the Bank and any Affiliate, as well as the following non-public information regarding employees of the Corporation, the Bank or any Affiliate: Social Security numbers, dates of birth, names of family members, mailing or email addresses, telephone numbers, and health-related information. This definition applies to and includes all Executive’s Work Product, as well as all information received from a Customer, Prospect or a third-party seeking or having a business relationship with the Corporation, the Bank, or any Affiliate. For purposes of this definition, the term “available to the public” does not include information or material in the public domain by virtue of an improper disclosure of such information or material, directly or indirectly by Executive. Notwithstanding the foregoing, information or material shall not be considered Confidential Information if (i) the information or material is already known to others outside the Corporation, Bank and/or Affiliate which is not bound by a duty of confidentiality with respect thereto, or (ii) the information or material is or becomes available to the public by proper means.

(g)         Customer. “Customer” means a Person that has an account with, a loan from, an investment or deposit with the Bank or any Affiliate as of the Date of Termination, or a Person that received or used another financial, banking, lending, wealth management, trust, investment, or insurance service or product provided by the Corporation, the Bank or any Affiliate at any time within the six (6) months immediately prior to the Date of Termination.

(h)         Date of Termination. “Date of Termination” means the date specified in the Notice of Termination or Executive’s date of Death as applicable. If either party fails to deliver a Notice of Termination, the Date of Termination means the last day of Executive’s employment with the Corporation.

(i)         Entity. “Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, cooperative, association, foreign trust, foreign business organization, or any other legally recognized business entity.

(j)         Good Reason. “Good Reason” means any of the following: (i) a material reduction in Executive’s duties or authority, other than an administrative leave under Section 2(e), below or a suspension under Section 5(b); (ii) a change in Executive’s reporting structure without Executive’s prior consent; (iii) the Corporation commits a material breach of this Agreement, including, without limitation, reducing Executive’s Base Compensation, or failing to provide Executive with the compensation and material benefits provided for under this Agreement; or (iv) excluding required business travel consistent with the reasonable expectations associated with Executive’s then current position, the Corporation requires Executive to move Executive’s principal work location to a location that is fifty (50) miles or more from Executive’s prior work location. In the event Executive has been allowed to work remotely, but the Corporation decides Executive is required to return to work full time to either Executive’s prior work location or the Corporation’s headquarters in Bluefield, Virginia, this transition from remote work shall not constitute Good Reason. Further, notwithstanding the foregoing, none of events described in the preceding sentences shall give rise to a termination for Good Reason unless Executive first gives the Corporation notice that such an event has occurred within the ninety (90) days immediately following the occurrence of such event, and the Corporation fails to cure the breach within fifteen (15) business days of such notice.

(k)          Key Employee. “Key Employee” means any individual who within three (3) months of the Date of Termination: (1) held a position of Vice President or higher with the Corporation, the Bank or any Affiliate, (2) held a managerial or supervisory position with the Corporation, the Bank or any Affiliate, or (3) was a direct report to Executive.

(l)         Market Area.         “Market Area” means the geographic area within a fifty (50) mile radius of the Corporation’s headquarters in Bluefield, Virginia, and also the geographic area within a twenty-five (25) mile radius of any office operated by the Corporation, the Bank, or an Affiliate as of the Date of Termination.

(m)         Material Contact. “Material Contact” means any communication between Executive and a Customer or Prospect, either oral, in writing, or electronic, wherein Executive either discussed, provided, offered to provide, or assisted in providing any service or product offered by the Corporation, the Bank or any Affiliate, to that Customer or Prospect, or to a Person related to that Customer or Prospect, or wherein Executive or someone else at Executive’s direction offered a Competitive Service of Product or otherwise solicited a Customer or Prospect to end its relationship with the Corporation, the Bank or an Affiliate or move some or all of its business away from the Corporation, Bank or Affiliate.

(n)         Person. “Person” means any individual, Entity, or group (within the meaning of Section 13(d)(3) of the Security Exchange Act of 1934, other than any employee benefit plan (or related trust) sponsored or maintained by the Corporation, the Bank or any Affiliate, and the heirs, executors, administrators, legal representatives, successors, and assigns of such “Person” where the context so permits.

(o)         Personal Device. “Personal Device” means a smartphone, cell phone, tablet, watch, computer (desktop or laptop), printer, scanner, flash drive, hard drive, or any other device that can be used to create, generate, receive, send, or store electronic information, if the device is not owned or provided to Executive by the Corporation, the Bank, or any Affiliate.

(p)         Prospect. “Prospect” means a Person who is not a Customer, but who (i) has communicated with Executive within the six (6) months immediately preceding the Date of Termination about utilizing. purchasing or obtaining any service or product offered by the Corporation, the Bank or any Affiliate, or (ii) is a Person about which Executive either received or viewed Confidential Information, or for which Executive participated in developing or approving a plan or proposal to be used to solicit the business of that Person in an effort to make them a Customer of the Corporation, the Bank or any Affiliate.

(q)         Notice of Termination. “Notice of Termination” means any written notice given by the Corporation or Executive that Executive’s employment is being terminated for any reason which specifies a Date of Termination, which may be effective immediately.

(r)         Restricted Period. “Restricted Period” means at all times while Executive is employed by the Corporation, the Bank, or any Affiliate, plus the eighteen (18) month period of time immediately following the Date of Termination.

(s)         Separation from Service. “Separation from Service” means the termination, whether voluntary or involuntary, of Executive’s employment with the Corporation for any reason other than death. Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of Executive’s employment and whether the Corporation and Executive intended for Executive to provide significant services to the Corporation following such termination. A termination of employment will not be considered a Separation from Service if the termination from employment is not considered a termination of employment under Treasury Regulation 1.409A-1(h)(1)(ii).

(t)         Specified Executive. Pursuant to Code Section 409A, a “Specified Executive means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Corporation if any stock of the Corporation is publicly traded on an established securities market or otherwise.

(u)         Work Product. “Work Product” means all documents, memoranda, writings, compilations, databases, spreadsheets, lists, reports, white papers, recordings, tapes, photographs, materials, digital files, and all other items of any nature, whether contained in written form, video or audio recording, or other forms of electronically stored information (“ESI”), that was created, prepared, generated, developed, produced, transmitted, modified, or revised by Executive or at his direction in the connection with the performance of his duties for the Corporation, the Bank or any Affiliate that relate to the Corporation, the Bank or any Affiliate, their business operations, their strategic plans, their services and products, any Customers, their third party vendors, any Prospect, or that constitute or contain Confidential Information. Work Product includes all of the items listed above, regardless of whether Executive or another at his direction used any equipment, computer, or other device provided by the Corporation, the Bank or any Affiliate, or any Personal Device to create, prepare, generate, develop, modify, edit, revise, send, or store such item.

2.    Employment and Term. The Corporation hereby hires Executive, and Executive hereby agrees to continue to serve as the Corporation’s Chief Executive Officer, with such duties as normally associated with this position. Executive shall also serve in such additional offices for the Corporation, Bank or any Affiliate as the Corporation may specify.

(a)    Term & Extensions. The term of employment under this Agreement shall begin on the Effective Date and shall continue for a term of three (3) years (the “Term”). Each successive anniversary of the Effective Date shall be referred to as an “Anniversary Date.” After expiration of the initial year of the Term, the Agreement shall automatically extend for an additional year, so that the Term will continue for a new three (3) year period from the time of the extension, unless the Board or Executive gives notice to the other party that the Term will not be extended no later than sixty (60) days prior to the Anniversary Date. If either party gives timely notice that the Term will not be extended, then this Agreement shall terminate at the conclusion of its then remaining Term, unless otherwise terminated earlier as permitted by subsequent provisions of this Agreement.

(b)         Duty of Loyalty. Executive is employed in a position that involves fiduciary obligations to the Corporation, the Bank and all Affiliates and will require a significant time commitment. Executive agrees to act at all times with the highest degree of loyalty and integrity toward the Corporation, the Bank, and all Affiliates and shall devote Executive’s full attention, energy, and best efforts on behalf of the Corporation, the Bank, and all Affiliates, except as otherwise approved by the Corporation pursuant to Section 14(b) of this Agreement. Executive further agrees to comply with all policies, guidelines, rules and operating procedures of the Corporation, the Bank, and all Affiliates adopted from time to time.

(c)         Outside Activities. In addition to activities approved by the Corporation pursuant to Section 14(b) of this Agreement, Executive may, after making a full disclosure of the material terms, serve on corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements, or manage personal investments, provided that such activities do not individually or in the aggregate interfere with the performance of Executive’s duties under this Agreement (as determined by the Corporation). The parties agree that the obligations set forth in this Section 2(c) do not apply to the purchasing or owning stock in one or more publicly traded companies, provided Executive’s purchasing, ownership or control of such stock does not exceed 5% of the outstanding shares of any publicly traded company, nor does it violate any other federal or state law, regulation, or rule.

(d)         Licenses and Legal Compliance. Executive shall be responsible to obtain and maintain any licenses or certifications which may be required for the performance of Executive’s duties and shall comply with all laws, regulations and rules that apply to the Corporation, the Bank, and all Affiliates.

(e)         Investigations. The Corporation retains the right to place Executive on administrative leave and relieve Executive of the right and obligation to perform all duties and responsibilities when the Corporation, the Bank or an Affiliate determines that an investigation is required into allegations of misconduct involving Executive. If an investigation is commenced, the Corporation has the discretion to decide whether the administrative leave will occur with or without pay without violating Section 1(j) or giving Good Reason, while the Corporation decides what steps, if any, may be appropriate in light of the investigative findings. If the administrative leave has been without pay, Executive’s pay will be restored if the investigation finds the allegations to be unsubstantiated.

3.    Compensation and Benefits. During the Term (including any extensions), the Corporation shall provide the following compensation and benefits to Executive in return for all services rendered.

(a)         Base Compensation. Executive’s Base Compensation shall not be less than Four Hundred Eighty-Six Thousand, Six Hundred Seventy-Six Dollars ($486,676.00). The annual adjustment to Base Compensation, if any, shall be a discretionary increase deemed appropriate by the Corporation. Base Compensation shall be paid in accordance with the Corporation’s regular payroll during the Term, and if applicable, during the severance pay period, less all required payroll taxes and authorized withholdings.

(b)         Incentive Compensation. Executive shall be eligible to be considered for incentive compensation, if any, in an amount deemed appropriate by the Corporation and determined by the Board’s Compensation and Retirement Committee.

(c)         Vacation. Executive shall be entitled to accrued vacation of four (4) weeks per year during the Term. In the event Executive does not use all four (4) weeks each year, the unused vacation days will not carry over into any succeeding year. Executive shall not be entitled to receive any additional compensation for failure to take any vacation.

(d)         Benefits. Executive shall be entitled to participate, on the same basis as other members of senior management, in all welfare, retirement and/or pension benefit plans that the Corporation establishes and makes available to all employees. Executive may be considered for perquisite benefits and participation in other executive welfare, retirement, pension benefit or other plans, however, Executive acknowledges that Executive is not entitled to such perquisites and is not entitled to participate in such plans except as specifically approved in writing by the Corporation.

(e)         Expenses. The Corporation shall timely reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of or in connection with the business of the Corporation, including, but not by way of limitation, travel expenses and business development costs, subject to such reasonable documentation and other limitations as may be established by the Corporation.

4.    Termination for Death. Executive’s employment shall terminate automatically upon Executive’s death. Upon Executive’s death, the Corporation shall pay Executive’s estate Executive’s full Base Compensation through the date of Executive’s death. Executive’s estate and heirs will be entitled to apply for and receive whatever benefits Executive’s estate may be entitled to at the time of Executive’s death. Further, Executive’s eligible dependents shall have the right to continue their health insurance coverage under the federal law known as COBRA.

5.    Termination or Suspension by Corporation for Cause. The Corporation may suspend or terminate the employment of Executive prior to the expiration of the Term, including any renewals, for Cause as set forth in this Section.

(a)         Cause. The Corporation may at any time, and without prior notice, terminate Executive’s employment upon a finding of Cause. In the event the Corporation terminates Executive’s employment for Cause, then Executive’s right to receive any further compensation or benefits from the Corporation shall cease immediately as of the Date of Termination.

(b)         Suspension and Removal. In addition to its rights under Section 2(e) above, the Corporation reserves the right to suspend and/or temporarily prohibit Executive from participating in the conduct of the Corporation’s affairs if the Corporation receives an order or notice of charges against Executive served pursuant to the Federal Deposit Insurance Act, the Fair Hiring in Banking Act, or other federal or state statute or regulation which requires the Corporation to suspend or terminate Executive. Should this occur, the Corporation’s obligations under this Agreement shall be suspended as of the date of the order or notice is served unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Corporation may, in its discretion (a) pay Executive all or part of the compensation withheld during the suspension, and (b) reinstate (in whole or in part) any of its obligations which were suspended. If Executive is removed and/or permanently prohibited from participating in the conduct of the Corporation’s affairs by an order issued under the Federal Deposit Insurance Act or the Code of Virginia, all obligations of Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

6.    Termination for Disability. If, as a result of Executive’s incapacity due to an accident or physical or mental illness, Executive is substantially unable to perform Executive’s duties due to such physical or mental impairment, even with reasonable accommodation, for more than twenty (20) weeks, whether or not consecutive, in any twelve (12) month period, then the Corporation shall have the right to terminate Executive’s employment for “Permanent Disability” before the end of the applicable Term. The determination of whether Executive has a “Permanent Disability” shall be made by the Corporation after receiving a report from a physician or psychiatrist selected by the Corporation. In the event Executive is Separated from Service as a result of “Permanent Disability” during the Term, Executive shall remain on the payroll at Executive’s then applicable Base Compensation and be paid for period of ninety (90) days.

If Executive’s Separation from Service is the result of “Permanent Disability,” the Corporation shall also reimburse Executive, after receipt of reasonable documentation, for any premiums Executive pays for continuing insurance coverage to which Executive is entitled under Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (commonly known as COBRA) for a period of six (6) months from the Date of Termination.

7.    Termination Upon Expiration of Term. In the event that either the Corporation or Executive gives notice under Section 2(a) that the Term is not to be renewed but will terminate at the end of the then current Term, Executive’s employment, if not otherwise terminated hereunder, shall automatically terminate at the end of the then current Term. In this situation, the Corporation shall not owe Executive any severance, subject only to the provisions of Section 11. The Corporation also has the right, subject to Section 8, to relieve Executive of all duties and convert the arrangement to a Termination without Cause at any time during the remaining Term.

8.    Termination by Corporation Without Cause. In the event the Corporation desires to terminate Executive’s employment for any reason other than as set forth in Sections 5, 6 or 7, the Corporation may do so by providing at least thirty (30) days prior written notice, or in lieu thereof, may relieve Executive of all duties and place Executive on a thirty (30) day paid administrative leave. Subject to Executive complying with the provisions of Sections 8(a) and 8(b), the Corporation, beginning with the first regularly scheduled Corporation payroll date after the Waiver required by Section 8(a) becomes effective, shall pay Executive severance in the form of continuing to pay Executive’s Base Compensation and shall either provide for and maintain Executive’s coverage under the Corporation’s group health, dental, accident and disability insurance plan(s) or pay the required premiums on Executive’s behalf for equivalent continuation coverage, for eighteen (18) months following the Date of Termination. If the Corporation pays the insurance premiums for continuation coverage, and if these amounts are deemed taxable to Executive, then the Corporation shall also provide an additional grossed up amount to cover Executive’s tax liability on such premium payments.

(a)    Waiver Precondition. The obligation to pay any amounts due under this Section or Section 9 below, if applicable, shall be subject to and conditioned upon Executive timely signing, delivering and not revoking a comprehensive and legally enforceable waiver and release all claims Executive has or may have against the Corporation, the Bank or any Affiliate, or any of their then current or former officers, directors, or employees.

(b)    Compliance Requirement. The payment of any amounts due under this Section 8 or Section 9, if applicable, are also conditioned upon Executive’s continued compliance with the obligations to the Corporation, the Bank and all Affiliates undertaken in Sections 14-18. In addition to all other remedies available to the Corporation set forth in Section 19 below, all of the payments or benefits to be provided under Section 8 or Section 9 shall cease immediately, and the Corporation shall have no further obligation to make any future payments or to provide benefits to Executive, in the event the Corporation determines that Executive has engaged in any activity that violates Section 14-18, or any of their subparts.

(c)         Alternative Benefit. Notwithstanding the foregoing, if the Corporation terminates the employment of Executive under Section 7 (above) or without Cause in connection with, or within thirty-six (36) months after a Change of Control and there is a Separation from Service, then Executive shall be entitled to receive the benefits provided by Section 11 but will not be entitled to receive benefits under this Section 8.

9.    Termination by Executive for Good Reason. If, in the absence of a Change of Control, Executive terminates Executive’s employment under this Agreement for Good Reason and is Separated from Service, Executive shall be entitled to severance and benefits as if Executive were terminated by the Corporation without Cause under Section 8 above, provided Executive complies with Sections 8(a) and (b). If, however within thirty-six (36) months of a Change of Control, Executive terminates Executive’s employment under this Agreement for Good Reason and is Separated from Service, Executive shall be entitled to severance benefits under Section 11, but not the severance and benefits provided by this Section 9.

10.    Voluntary Termination by Executive. If Executive terminates Executive’s employment during the Term of this Agreement (and any renewals thereof) without Good Reason and is Separated from Service, then the Corporation shall have no obligation to pay Executive severance benefits of any kind. If Executive elects to resign or terminate employment under this Section 10, Executive shall give the Corporation thirty (30) days prior written notice. Upon receipt of such notice, the Corporation may relieve Executive of Executive’s duties, in whole or in part, prior to the expiration of the notice period, and Executive’s right to receive compensation shall end on the Date of Termination.

11.    Change of Control.

(a)         Severance Benefit following a Change of Control. If within thirty-six (36) months after a Change of Control, Executive is Separated from Service either because (i) the Corporation elects not to renew or extend the Agreement under Section 2, (ii) the Corporation terminates Executive’s employment without Cause under Section 8, or (iii) Executive terminates Executive’s employment for Good Reason under Section 9, then the Corporation shall pay Executive severance in the form of continued payment of Executive’s Base Compensation and providing all other compensation benefits of a like kind and value as in effect at the time of a Change of Control, or on the Date of Termination, whichever is greater, for a period of thirty-six (36) months after the Date of Termination. The payment of benefits under Section 11(a) is subject to each of the following: (i) Executive providing the release required under Section 11(b), (ii) compliance with the tax provisions of Section 11(d) and Section 13, and (iii) compliance with the provisions of Section 11(c) and Sections 14-18. Payments to Executive under this Section 11 shall be in lieu of any other severance and/or benefits that might otherwise be due to Executive under Sections 7, 8 or 9. No payments under this Section 11(a) shall be due if Executive is terminated under Sections 4, 5, 6 or 10. The benefits provided by Section 11(a) will not be available to Executive if there is a Separation from Service prior to a Change of Control, or if the Separation from Service occurs following expiration of thirty-six (36) months following the Change of Control.

(b)         Preconditions. The payment of any amounts due under this Section 11, if applicable, is subject to and conditioned upon Executive timely signing, delivering, and not revoking a Corporation-provided comprehensive and legally enforceable waiver and release of all claims Executive has or may have against the Corporation, the Bank, and all Affiliates, or any of their then current or former officers, directors, or employees. Further, as part of the waiver and release, Executive must reaffirm and abide by the restrictions contained in this Agreement which survive termination, including those found in Sections 14-18.

(c)         Compliance Requirement. The payment of any amounts due under this Section 11, if applicable, is also conditioned on Executive’s continued compliance with the obligations to the Corporation, the Bank and all Affiliates undertaken in Section 14-18. In addition to all other remedies available to the Corporation set forth in Section 19 below, all of the payments or benefits to be provided under this Section 11 shall cease immediately, and the Corporation shall have no further obligation to make any future payments or to provide benefits to Executive, in the event the Corporation determines that Executive has engaged in any activity that violates Section 14-18, or any of their subparts.

(d)         Tax Issues. If the payments and benefits pursuant to this Section, either alone or together with other payments and benefits which Executive has the right to receive from the Corporation, would constitute a “parachute payment” under Section 280G of the Code, those payments and benefits payable by the Corporation pursuant to this Section 11 shall be reduced by the manner and amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Corporation under this Section 11 being non-deductible to the Corporation pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to this Section 11(d) shall be based upon the opinion of the Corporation’s independent public accountants and the fee for such calculation shall be borne by the Corporation. Such accountants shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination and may use such actuaries such as accountants deemed necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 11.

12.    Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Corporation to Executive shall be subject to the withholding of such amounts relating to taxes as the Corporation may reasonably determine it should withhold pursuant to any applicable law or regulation.

13.    Compliance with Code Section 409A.

(a)         General. It is intended that this Agreement comply with the provisions of Section 409A of the Code and the regulations and guidance of general applicability issued thereunder (referred to herein as “Section 409A”) so as to not subject Executive to the payment of additional interest and taxes under Section 409A. In furtherance of this intent, this Agreement shall be interpreted, operated, and administered in a manner consistent with these intentions, and to the extent Section 409A would result in Executive being subject to the payment of additional income taxes or interest under Section 409A, the parties agree to amend the Agreement to avoid the application of such taxes and interest.

(b)         Delayed Payments. Notwithstanding any provision in this Agreement to the contrary, as needed to comply with Section 409A, if Executive is a “specified employee” (within the meaning of Section 409A), payments due under Sections 7, 8, 9 or 11 above shall be subject to a six (6) month delay such that amounts otherwise payable during the six (6) month period following Executive’s Separation from Service shall be accumulated and paid in a lump-sum catch-up payment as of the first day of the seventh month following Executive’s Separation from Service (or, if earlier, the date of Executive’s death).

(c)         Treatment as Separation Pay. This Section shall not apply to the extent such payments can be considered to be separation pay that is not part of a deferred compensation arrangement under Section 409A. If permitted by Section 409A, cash payments to Executive pursuant to Section 7, 8, 9 or 11 shall be considered first to come from separation pay.

14.    Loyalty Obligations. Executive acknowledges and agrees that by virtue of Executive’s position and involvement with the business and affairs of the Corporation, Executive has and will develop substantial expertise and knowledge with respect to all aspects of the Corporation’s business, affairs, and operations, and has had and will continue to have access to all significant aspects of the business and operations of the Corporation and to Confidential Information. As noted in Section 2(b), Executive has fiduciary obligations (“Loyalty Obligations”) to the Corporation, the Bank, and all Affiliates by virtue of employment by or continued employment under this Agreement, and those fiduciary duties include but are not limited to the following:

(a)         Confidential Information.

(i)         Confidential Information. At all times during the Term and during the three (3) year period immediately thereafter, Executive agrees to hold the Confidential Information in strictest confidence, and to comply with all policies and procedures designed to prevent unauthorized access, disclosure, or use of Confidential Information. In this regard, Executive shall not disclose, allow, assist with or facilitate the disclosure of any Confidential Information to any Person or Entity, nor shall Executive use or allow another to use any Confidential Information, except for the benefit of the Corporation and as authorized to fulfill Executive’s employment obligations without the Corporation’s prior written authorization or as authorized by law as clarified in Section 14(f) below. Further, Executive shall notify the Corporation promptly if Executive learns of a misappropriation, an attempted or successful data breach or other unauthorized access, disclosure, or use of Confidential Information. As to Confidential Information that constitutes a “trade secret” under the Defend Trade Secrets Act or the Virginia Uniform Trade Secrets Act, then the post-employment time period for protection of the “trade secret” shall continue for as long the Confidential Information is not disclosed to the public by proper means.

(ii)         Third Party Information. Executive recognizes that the Corporation, the Bank and their Affiliates have received, and in the future will receive, information from third parties that the third party considers to be confidential or proprietary information, and which is, or may be, subject to a duty on the part of the Corporation, the Bank or their Affiliates not to disclose to others and to restrict its use only for certain limited purposes. Executive agrees to hold all such confidential or proprietary information from third parties in the strictest confidence and not to disclose it to any Person or Entity to use it except as necessary in carrying out Executive’s work for the Corporation consistent with the obligations of the Corporation or Affiliates to such third party. The time period for this protection of customer or third-party information shall be governed by the longer of the time period set forth in Section 14(a)(i) above, or such period set by applicable bank privacy or consumer protection laws.

(iii)         Work Product. Executive acknowledges that all discoveries, inventions innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Corporation, the Bank or their Affiliates, and all research and development regarding existing or future products or services which are conceived, developed or made by Executive while employed, along with all Work Product belongs to the Corporation, the Bank and their Affiliates (as applicable). Executive hereby assigns, without further compensation, any and all rights, title or interest Executive has or may have in such Work Product to the Corporation, the Bank, or their Affiliates (as applicable). Executive shall promptly disclose such Work Product to the Corporation and perform all actions reasonably requested by the Corporation (whether during or after Executive’s employment) to establish and confirm such ownership (including, without limitation, executing assignments, consents, powers of attorney and other instruments).

(iv)         Personal Devices. At the request of the Corporation, or in any event, on the Date of Termination, Executive shall provide a signed certification that lists all Personal Devices Executive used to either perform duties for the Corporation, the Bank and/or Affiliate and/or to communicate with others about the business of the Corporation, the Bank and/or any Affiliate during employment. Further, Executive shall cooperate with any request made by the Corporation to access and inspect, including without limitation providing login, passwords and other access credentials needed to access the electronically stored information on each such Personal Device, and will cooperate with any request made that will help the Corporation search for, identify, copy, delete and erase all Work Product and Confidential Information from each such Personal Device. The obligation to cooperate with the Corporation regarding Personal Devices used in the business of the Corporation, the Bank and/or any Affiliate shall continue to apply during the ninety (90) days immediately after the Date of Termination. In addition, Executive agrees to abide by any policies, procedures and agreements that have been or are issued or entered into with the Corporation, the Bank and/or an Affiliate regarding the use of Personal Devices and Executive agrees not to interfere with the right of the Corporation to access the Personal Devices to search for, identify, copy, delete and/or erase all Work Product or Confidential Information created, generated, sent, received or stored thereon.

(b)         Conflicting Employment. Unless otherwise specifically approved by the Corporation after full disclosure in writing, during the Term (including the renewals), (i) Executive shall not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Corporation, the Bank or any Affiliate is now involved or becomes involved during Executive’s employment; and (ii) Executive shall not engage in any other activities that conflict with the business of the Corporation, the Bank or any Affiliate or that materially interfere with Executive’s ability to devote the time necessary to fulfill Executive’s obligations to the Corporation.

(c)         Resignation upon Termination. If Executive has not previously submitted a written resignation, then as of the Date of Termination, regardless of the circumstance or reason, Executive agrees upon Executive's termination from employment Executive shall be deemed to have resigned automatically from all positions that Executive then held as an officer or member of the Board of Directors (or a committee thereof) of the Corporation, the Bank, all Affiliates, and any entity with which Executive held an office or position by virtue of Executive’s employment by the Corporation.

(d)         Returning Property. On the Date of Termination, if not previously requested sooner, Executive shall return to the Corporation (and will not keep copies in Executive’s possession, recreate or deliver to anyone else) any and all property of the Corporation, the Bank or an Affiliate, including, but not limited to, all Work Product; all computer files, records or disks, notes, reports, white papers, memoranda, due diligence materials, proposals, lists, correspondence, spreadsheets, recordings, photographs, specifications, drawings, blueprints, sketches, materials relating to the Corporation, the Bank and/or an Affiliate, regardless of the form in which such information or documents are stored (collectively “Documents”); all credit cards, access cards, keys, equipment (computers, lap tops, tablets, smartphones, etc.), storage devices (hard drives, flash drives, etc.), furniture or other devices provided or made available to Executive by the Corporation, the Bank or an Affiliate; and all Documents provided by a third party engaged to provide services to the Corporation, the Bank or an Affiliate, such as an accountant, consultant or lawyer.

(d)         Notification of New Employer. During the Restricted Period, Executive shall provide the Corporation with at least ten (10) days prior written notice before Executive’s starting date of any employment, identifying the new employer and its affiliated companies, and providing a description of job duties and the proposed geographic market area with the new position. Executive agrees the Corporation may send notice to Executive’s new employer (whether Executive is employed as an employee, consultant, independent contractor, director, partner, officer, advisor, or manager) informing the new employer about Executive’s loyalty obligations and restrictions contained in this Agreement.

(e)         Post-Employment Duty of Cooperation. By virtue of Executive’s employment, Executive will know information, including but not limited to Confidential Information, which is or may be material to and necessary for the Corporation, the Bank and/or its Affiliates to appropriately and successfully conclude matters that involve third parties. As a result, following termination of employment (regardless of the circumstances)) Executive agrees to assist, and cooperate fully with, the Corporation, the Bank, and their Affiliates upon reasonable request, and to do so voluntarily (without legal compulsion) when such matters arise. This duty of cooperation is intended to allow the Corporation to meet its legal obligations and satisfactorily conclude matters in a manner that achieves the best result possible for the Corporation, the Bank, and their Affiliates. The matters on which cooperation may be requested include, but is not limited to, the actual or contemplated defense, prosecution, or investigation of claims involving the Corporation, Bank or an Affiliate, and a third party (including employees who may assert claims) as well as responding to any other civil, criminal, administrative or investigative action, suit, proceeding, or inquiry, whether formal or informal, by a federal, state, or law enforcement or regulatory department, agency or authority, where the matter arises from or is related to events, acts, or omissions involving or pertaining to the operations, activities, employees or customers of the Corporation, the Bank and their Affiliates that occurred during the period of Executive’s employment by the Corporation (“Third Party Claims”). Executive’s duty to cooperate includes, without limitation, Executive making himself or herself reasonably available upon reasonable notice, without subpoena, to meet with the Corporation, the Bank, an Affiliate and/or their counsel to provide complete, truthful, and accurate information in interviews, depositions, and trial testimony as well as other related support activity. If Executive provides cooperation under this Section 14(e) during a period in which the Corporation is paying severance pay to Executive, then the Corporation will only reimburse Executive for all out-of-pocket travel expenses reasonably incurred at the Corporation’s request. If the cooperation provided occurs when no severance pay is due Executive, then in addition to reimbursing Executive for out-of-pocket travel expenses, the Corporation will also reimburse Executive for his time expended on the Corporation’s behalf at an hourly rate determined from Executive’s Base Compensation as of the Date of Termination, or a pro-rata portion thereof. The Corporation will make reasonable efforts to accommodate the scheduling needs of Executive so as to avoid, to the maximum extent possible, interference with Executive’s then current duties and responsibilities.

(f)         Clarification. Nothing in this Section or any other provision of this Agreement shall require Executive to engage in any unlawful act, nor shall it be construed to prevent, impede, interfere with, or restrict Executive’s legal right to engage in any of the following protected activities, or to allow the Corporation to retaliate against Executive for engaging in such protected activity: (i) the disclosure of Confidential Information to a government regulatory agency, including the Securities and Exchange Commission (SEC) or any other government agency, in connection with possible securities law violations, including when initiating contact with or responding to an inquiry from the SEC, or other government agency, when making a disclosure, filing a report, claim or complaint of alleged securities law violations, or when providing testimony as authorized, permitted or required by federal or state securities laws or regulations, including without limitation pursuant to the provisions of the Sarbanes-Oxley Act or Dodd-Frank Wall Street Reform Act and Consumer Protection Act, provided the disclosure does not exceed the extent of disclosure required by the applicable law or regulation, (ii) the disclosure of Confidential Information when Executive is required to provide testimony or produce documents in response to a subpoena, or court or government agency order, provided the disclosure does not exceed the disclosure authorized and required, or (iii) the disclosure of Confidential Information when making a report or filing a complaint, charge or claim with a federal or state government agency that alleges unlawful acts or omissions or other violations of law or regulation, or when responding to inquiries from, providing testimony to or otherwise cooperating and participating with a government agency during a government agency’s investigation into alleged unlawful acts or omissions, including without limitation claims, or investigations involving allegations of unlawful discrimination, harassment or retaliation (whistleblower or otherwise).

(i)         Trade Secret Rules. Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, the Corporation agrees that Executive under federal law may not be held criminally or civilly liable under any state or federal trade secret law for the disclosure of a trade secret provided that the disclosure: (1) is made (i) in confidence to a state, federal or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding; or (3) is made in confidence to Executive’s attorney in connection with a lawsuit alleging retaliation by the Corporation, the Bank or an Affiliate against Executive for reporting a suspected violation of law, provided that any pleading or other court filing or disclosure that contains or references the trade secret is filed under seal and neither Executive nor Executive’s attorney discloses the trade secret except pursuant to a court order.

(ii)         Special Disclaimer. Nothing in this Section 14 or any other provision of this Agreement requires Executive to conceal or prevents or will be construed to prevent Executive from disclosing or discussing the details or other information about any sexual assault or a claim of sexual harassment that is alleged to have occurred at work or that is alleged to involve employees of the Corporation, the Bank and/or an Affiliate. Sexual harassment for this purpose means “unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature when such conduct explicating or implicitly affects an individual’s employment, unreasonably interferes with an individual’s work performance or creates an intimidating, hostile or offensive work environment.”

15.    Customer Protection. Executive acknowledges the substantial amount of time, money, and effort that the Corporation, the Bank and Affiliates have invested and will continue to invest in providing services and products to and to developing relationships with Customers. Executive further acknowledges that by virtue of Executive’s employment Executive has developed or will develop connections to Customers and/or will have access to Confidential Information about many, if not all Customers. Accordingly, during the Restricted Period, Executive shall not unfairly compete with the Corporation (which for purposes of this Section 15, the term “Corporation” shall be deemed hereafter to refer collectively and/or individually to the Corporation, the Bank, and all Affiliates) by disrupting, interfering, or attempting to disrupt or interfere with the business relationships that the Corporation has with its Customers. In particular, if during Executive’s last eighteen (18) months of employment with the Corporation, Executive had any of the following: (i) Material Contact with the Customer, (ii) received or reviewed Confidential Information about the Customer, or (iii) participated in developing or approving a proposal to offer a new service or product or a plan to solidify or expand the relationship with the Customer, then Executive shall refrain from engaging in any of the following activities, :

(a)         Disrupting, interfering, or attempting to disrupt or interfere with the Corporation’s business relationship with a Customer (as limited above) by directly or indirectly, requesting, suggesting, encouraging, or advising that Customer withdraw, curtail, limit, cancel, terminate, or not renew all or any portion of the Customer’s business with the Corporation.

(b)         Soliciting the business of a Customer (as limited above) by communicating with that Customer (regardless of who initiates the communication and in what form it occurs) when as part of the communication Executive discusses or offers a Competitive Service or Product.

(c)         Providing or assisting another Person to provide a Competitive Service or Product to a Customer (as limited above).

(d)         Each of the above restrictions apply whether Executive acts alone, or as an officer, director, stockholder, partner, member, investor, employee, consultant, or agent for or on behalf of any other Person.

16.    Prospect Protection. Executive acknowledges the substantial investment of time, money, and effort that the Corporation, the Bank and Affiliates have committed and will continue to devote to business development activities, which include identifying and developing new relationships with Persons and Entities that are not currently Customers in an effort to expand its business. By virtue of his/her position with the Corporation and Executive’s continued employment he/she has developed or will develop connections to Prospects and other potential Customers and/or will also have access to Confidential Information about many if not all Prospects. Accordingly, during the Restricted Period, Executive shall not unfairly compete with the Corporation (which for purposes of this Section 16, the term “Corporation” shall be deemed hereafter to refer collectively and/or individually to the Corporation, the Bank and all of their Affiliates) by disrupting, interfering, or attempting to disrupt or interfere with the relationships that the Corporation has or is developing with the Prospect. In particular, Executive agrees under this Section 16 that he/she shall refrain from engaging in any of the following activities involving a Prospect:

(a)         Disrupting, interfering, or attempting to disrupt or interfere with the Corporation’s business interest and/or opportunity with a Prospect by directly or indirectly, requesting, suggesting, encouraging, or advising that Prospect to withdraw, curtail, limit, cancel, divert, or terminate all or any portion of the Prospect’s business from the Corporation.

(b)         Soliciting the business of a Prospect in competition with the Corporation by communicating with that Prospect (regardless of who initiates the communication and in what form it occurs) when as part of the communication Executive discusses or offers a Competitive Service or Product.

(c)         Providing or assisting another Person to provide a Competitive Service or Product to the Prospect.

(d)         Each of the above restrictions apply whether Executive acts alone, or as an officer, director, stockholder, partner, member, investor, employee, consultant, or agent for or on behalf of any other Person.,

17.    Non-Compete Restriction. In consideration of Executive’s position with the Corporation and the compensation, benefits and access to Confidential Information provided, Executive agrees that during the Restricted Period, Executive shall not invest in, loan money to, accept employment with, or provide services to or on behalf any Competing Financial Services Organization if (i) the position held or the services to be performed by Executive involve the same or substantially similar duties and responsibilities as those performed by Executive on behalf of the Corporation, the Bank and/or any Affiliate during Executive’s last eighteen (18) months of employment with the Corporation, the Bank and/or Affiliate, or (ii) Executive is or will be providing consulting, advisory or contract services (whether as a director, officer, independent contractor, consultant, member, owner or shareholder) related to the design, development, marketing or delivery of Competitive Services or Products that are intended to be directly competitive with offerings by the Corporation, the Bank or their Affiliates.

(a)         Clarification. This restrictive covenant in this Section applies only if (i) the Competing Financial Services Organization operates, or is seeking to open and operate one or more branch facilities or to otherwise provide Competitive Services or Products to Persons located in the Market Area and (ii) Executive will be performing services for the Competing Financial Services Organization in the Market Area or will be supervising others who will be offering or providing Competitive Services or Products to Persons located in the Market Area on behalf of the Competing Financial Services Organization.

(b)         Limitation. Nothing in this Section shall prevent Executive from owning stock in a publicly traded company that offers Competitive Services or Products in the areas serviced by the Corporation, the Bank, or their Affiliates, provided Executive’s ownership constitutes less than five percent (5%) of the outstanding shares of the publicly traded company.

18.    Anti-Piracy Restriction. During the Restricted Period, Executive shall refrain from inducing, soliciting or encouraging a Key Employee to quit his/her employment with the Corporation, the Bank or any Affiliate in connection with an offer of a job or an opportunity to work in the same, substantially similar or higher position for a Competing Financial Services Organization which offers or is preparing to offer Competitive Services of Products in the Market Area. In addition, during the Restricted Period, Executive agrees that Executive shall refrain from disrupting, interfering, or attempting to disrupt or interfere with the contractual relationships the Corporation, the Bank, or any Affiliate may have with third parties who provide goods or services to the Corporation, the Bank, or any Affiliate.

19.    Enforcement. Executive acknowledges that the restrictive covenants set forth above in Sections 14, 15, 16 , 17 and 18 are reasonable and necessary in order to protect the legitimate business interests of the Corporation, the Bank, and their Affiliates, and he/she agrees that each of the covenants stands alone and may be separately enforced. Executive further agrees that a violation of any of those covenants will result in irreparable injury, and in the event of a breach or a threatened breach of this Agreement, in addition to all other remedies (legal or equitable), the Corporation shall be entitled to specific performance of these provisions and the issuance of a restraining order and/or injunction prohibiting Executive from violating one or more of these restrictions. If litigation is filed which relates to or arises under this Agreement, then in addition to all other remedies, the Corporation shall be entitled to recover its attorneys’ fees, costs and expenses incurred in connection with the litigation (including all appeals), as well as the Corporation’s pre-litigation efforts to prevent a breach, to enforce the Agreement, or to seek redress for a breach. Nothing contained herein shall be construed as limiting or prohibiting the Corporation from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages. Should an injunction be issued, Executive waives the right to require that the court requires a bond to be posted.

20.    Regulatory Requirement. The Corporation shall not be required to make any payment of or provide any benefit otherwise required under Sections 4 through 11 of this Agreement to the extent that such payment or benefit is prohibited by regulations currently found at 12 C.F.R. Part 359, as amended, or to the extent that any other governmental approval of such payment or benefit is required by law and is not received.

21.    Claw back Provision. Executive agrees the Corporation shall have the right to require Executive to repay any incentive-based compensation or award that Executive has received, or will receive under this Agreement, any prior agreement, or otherwise from the Corporation, the Bank or an Affiliate, as may be required by applicable law or, if applicable, any implementing rules, regulations or stock exchange listing requirements on such basis as determined by the Corporation’s claw back policy.

22.    Notice of Termination. Any purported termination of Executive’s employment under this Agreement (whether by the Corporation or by Executive) shall be delivered in writing by a Notice of Termination to the non-terminating party.

23.    Amendment and Waiver. The provisions of this Agreement may only be amended or waived with the prior written consent of the Corporation and Executive, and no course of conduct or failure to act or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect, or enforceability of this Agreement, or otherwise waive or limit any right, power or privilege provided by this Agreement.

24.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or subsection of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law, and such invalidity, illegality or unenforceability cannot be reformed by the court to cause it to be enforceable, then the offending provision shall be stricken from this Agreement, and the remainder of this Agreement shall be construed and enforced as if the invalid, illegal or unenforceable provision had never been contained herein.

25.    Construction. This Agreement is the product of informed negotiations between parties. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by all parties. The parties agree neither party was in a superior bargaining position regarding the substantive terms of this Agreement.

26.    Forum Selection. The parties agree that the exclusive jurisdiction for any lawsuit related to or arising under this Agreement shall be in the Circuit Court of Tazewell County, Virginia, or the United States District Court for the Western District of Virginia. Executive consents to the jurisdiction of these courts and waives any objection to jurisdiction and venue which Executive otherwise may have to this venue for any such lawsuit.

27.    Applicable Law. This Agreement shall be construed and applied in accordance with the laws of the Commonwealth of Virginia, with the exception of its conflict of law provisions.

28.    Survival. Subject to any limits on applicability contained therein, provisions of Sections 5, 6, 7, 8, 9, 11-21 and 23-30 hereof shall survive and continue in full force in accordance with their terms notwithstanding any termination of this Agreement and the termination of Executive’s employment. Likewise, in the event that the Corporation is obligated to make payments to Executive under this Agreement, and Executive dies before all such payments are made, then the Corporation shall make the balance of those payments to Executive’s estate or as directed by the personal representative of Executive’s estate.

29.    Successors and Assigns.

(a)         Corporation. This Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and its successors or assigns. In the event that a transaction is contemplated that will, upon consummation, result in a Change of Control, then in connection with the closing of such transaction, the Corporation shall require as a condition of approval of the transaction that the surviving or successor entity execute an agreement, in a form and substance acceptable to Executive, to expressly assume and agree to honor and perform this Agreement as if the Corporation were still bound.

(b)         Executive. This Agreement shall inure to the benefit and be enforceable by Executive, Executive’s personal and legal representatives, and Executive’s executors, administrators, heirs, successors, and assigns. Notwithstanding the foregoing, Executive may not assign any rights or delegate any obligations hereunder without the prior written consent of the Corporation.

30.    Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight carrier, or mailed by first class mail, return receipt requested. Notices to Executive shall be sent to Executive’s then current address in accordance with the Corporation’s books and records. Notices to the Corporation shall be sent to:

First Community Bankshares, Inc.

Attn: Sarah W. Harmon

Chief Administrative Officer & General Counsel

One Community Place

P.O. Box 989

Bluefield, VA 24605

Notwithstanding the foregoing, each party shall send notices to another address or to the attention of another person as the receiving party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent, or mailed.

31.    Entire Agreement. This Agreement contains the entire agreement between the parties, including all of the understandings and representations between the parties hereto, and supersedes all prior agreements, understandings, and undertakings, whether oral or in writing, previously entered into by them with respect to the subject matter hereof, including any previous employment, severance and/or non-competition agreements. In this regard, the Employment Agreement, dated January 1, 2015, by and between First Community Bankshares, Inc. and Executive has been superseded and is no longer in effect as of the Effective Date. To the extent that a separate agreement currently exists which grants Executive stock options or other incentive or deferred compensation, those agreements shall remain in full force and effect, except to the extent that those agreements contain restrictive covenants which conflict with this Agreement, in which case this Agreement shall control.

32.    Document Review. The Corporation and Executive hereby acknowledge and agree that each (i) has read this Agreement in its entirety prior to executing it, (ii) understands the provisions and effects of this Agreement, (iii) has consulted with, or had the opportunity to consult with, such attorneys, accountants and financial and other advisors as it or Executive has deemed appropriate in connection with their respective execution of this Agreement, and (iv) has executed this Agreement voluntarily and knowingly. EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THIS AMENDED AGREEMENT HAS BEEN PREPARED BY LEGAL COUNSEL TO THE CORPORATION AND THAT EXECUTIVE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM SUCH COUNSEL.

[Remainder of Page Intentionally Blank; Signatures Follow]

WITNESS the following signatures as of the date first written above:

CORPORATION:		FIRST COMMUNITY BANKSHARES, INC.

By:
C. William Davis
Chairman, Compensation & Retirement Committee

EXECUTIVE:
William P. Stafford, II
First Community Bankshares., Inc.
Chief Executive Officer & Chairman of the Board of Directors

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